EXHIBIT 24.1

                      [LETTERHEAD OF SEMPLE & COOPER, LLP]


As independent certified public accountants, we hereby consent to the incorporation by reference in the Form S-8 registration statement to be filed on or about September 22, 1998, of our report dated March 13, 1998, included in Coronado Industries, Inc.'s Form 10-KSB for the year ended December 31, 1997, and to all references to our Firm included in this registration statement.



/s/ SEMPLE & COOPER, LLP
----------------------------
    Phoenix, Arizona
    September 21, 1998